As filed with the Securities and Exchange Commission on August 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QORVO, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5288992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421

(Address of Principal Executive Offices)

(Zip Code)

QORVO, INC. 2022 STOCK INCENTIVE PLAN

(Full title of the plan)

Jason K. Givens

General Counsel and Corporate Secretary

Qorvo, Inc.

7628 Thorndike Road

Greensboro, North Carolina 27409

(Name and address of agent for service)

(336) 664-1233

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☒	Large accelerated filer	☐	Accelerated filer

☐	Non-accelerated filer	☐	Smaller reporting company

		☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement (this “Registration Statement”) on Form S-8 is being filed for the purpose of registering 4,454,000 shares of the Common Stock of Qorvo, Inc. (the “Registrant”), par value $0.0001 per share (the “Common Stock”), to be issued pursuant to the Qorvo, Inc. 2022 Stock Incentive Plan (the “Plan”). The Plan was approved by the Registrant’s stockholders on August 9, 2022 and will become effective August 15, 2022 (the “Effective Date”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022 filed on May 20, 2022, including information specifically incorporated by reference into the Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A filed on June 27, 2022;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2022 filed on August 4, 2022;

(c)	The Registrant’s Current Reports on Form 8-K filed on April 5, 2022, May 19, 2022 and August 10, 2022; and

(d)

The description of the Registrant’s Common Stock contained in Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019, filed on May 17, 2019, including any amendment or report filed for the purpose of updating such description.

All reports and/or documents filed by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for such reports and/or documents (or portions thereof) that are only “furnished” to the Commission or that are otherwise not deemed to be filed with the Commission pursuant to such Exchange Act sections, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such filing.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision does not limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law (“DGCL”) for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses as the court deems proper. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her in connection with such proceeding. If any other person who is not a present or former director or officer is similarly successful, then the corporation may, but is not required to, indemnify such person for expenses actually and reasonably incurred. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

The Registrant’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director may be held personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant’s bylaws provide that the Registrant will, to the maximum extent and in the manner permitted by the DGCL, indemnify any person against expenses, liabilities and losses (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party because such person is or was a director or officer of the corporation. However, the Registrant’s bylaws provide that the Registrant shall only be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) such director or officer has initiated if the board of directors authorized the initiation of such action, suit, or proceeding (or part thereof). For purposes of this indemnification provision, the Registrant’s bylaws define “directors” and “officers” to include any person (a) who is or was a director or officer of the Registrant; (b) who, while a director or officer of the corporation, is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or (c) who was a director or officer of a corporation which was a predecessor corporation of the Registrant or, while serving as a director or officer of such predecessor corporation, is or was serving at the request of such predecessor corporation as a director or officer of another enterprise.

The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 7.	Exemption from Registration Claimed.

Not applicable.

ITEM 8.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on February 3, 2015).

4.2	Amended and Restated Bylaws of the Registrant, effective as of May 13, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2016).

5.1	Opinion of Womble Bond Dickinson (US) LLP regarding the legality of the securities being registered.*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.*

23.2	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5).*

24.1	Powers of Attorney (included on the signature page).*

99.1	Qorvo, Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 10, 2022).

107	Filing Fee Table.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on August 10, 2022.

QORVO, INC.

By:	/s/ Robert A. Bruggeworth
	Name:	Robert A. Bruggeworth
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint Robert A. Bruggeworth and Grant A. Brown, and each of them, our true and lawful attorneys-in-fact and agents with full power to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, to file the same, and generally to do all such things in our name and on our behalf in our capacities as officers and directors of the Registrant, in connection with the transaction contemplated by said registration statement, to enable the Registrant to comply with the provisions of the Securities Act, as amended, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 10, 2022.

/s/ Robert A. Bruggeworth	/s/ Grant A. Brown
Name: Robert A. Bruggeworth	Name: Grant A. Brown
Title: President, Chief Executive Officer and Director (Principal Executive Officer)	Title: Vice President of Treasury and Interim Chief Financial Officer (Principal Financial Officer)

/s/ Gina B. Harrison	/s/ Ralph G. Quinsey
Name: Gina B. Harrison	Name: Ralph G. Quinsey
Title: Vice President and Corporate Controller (Principal Accounting Officer)	Title: Chairman of the Board of Directors

/s/ Judy Bruner	/s/ Jeffery R. Gardner
Name: Judy Bruner	Name: Jeffery R. Gardner
Title: Director	Title: Director

/s/ John R. Harding	/s/ David H. Y. Ho
Name: John R. Harding	Name: David H. Y. Ho
Title: Director	Title: Director

/s/ Roderick D. Nelson	/s/ Dr. Walden C. Rhines
Name: Roderick D. Nelson	Name: Dr. Walden C. Rhines
Title: Director	Title:Director

/s/ Susan L. Spradley
Name: Susan L. Spradley
Title: Director